UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12 (b) OR 12 (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INDAS GREEN ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	n/a (I.R.S. Employer Identification Number)

Level 30-31, Six Battery Road
Raffles Place
Singapore 049909
Tel: 65 6320 8360
Fax: 1 661 215 8934

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC
Ordinary shares included in the Units, $0.0001 par value per share	The NASDAQ Stock Market LLC
Warrants included in the Units, exercisable for Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333- 152316

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares and warrants of IndAS Green Acquisition Corporation (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form F-1 (File No. 333-152316) filed with the Securities and Exchange Commission on July 14, 2008, as amended from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association.*
3.2	Amended and Restated Memorandum and Articles of Association.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Ordinary Share Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
4.5	Form of Unit Purchase Option to be granted to the underwriters.*
10.4	Form of Registration Rights Agreement among the Registrant and the Initial Securityholders.*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-152316.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 15, 2008	INDAS GREEN ACQUISITION CORPORATION

	By:	/s/ Ashish Wadhwani
Name: Ashish Wadhwani Title: Chief Executive Officer